Exhibit 32

CERTIFICATION

        The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   January 16, 2004

/s/ Frederick M. Green

Frederick M. Green Chief Executive Officer
/s/ Donald L. Henry

Donald L. Henry Chief Financial Officer